EXECUTION COPY

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                             ENERGY PARTNERS, LTD.,
                                     Issuer



                          8 3/4% Senior Notes Due 2010




                                    INDENTURE

                           Dated as of August 5, 2003






                             WELLS FARGO BANK, N.A.,
                                     Trustee








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



                              CROSS-REFERENCE TABLE
TIA                                                                    Indenture
Section                                                                 Section
-------                                                                 -------

310(a)(1)..................................................................7.10
     (a)(2)................................................................7.10
     (a)(3)................................................................N.A.
     (a)(4)................................................................N.A.
     (a)(5)................................................................7.10
     (b).............................................................7.08; 7.10
     (c)...................................................................N.A.
311(a).....................................................................7.11
     (b)...................................................................7.11
     (c)...................................................................N.A.
312(a).....................................................................2.05
     (b)..................................................................11.03
     (c)..................................................................11.03
313(a).....................................................................7.06
     (b)(1)................................................................7.06
     (b)(2)................................................................7.06
     (c)..................................................................11.02
     (d)...................................................................7.06
314(a)........................................................4.02; 4.12; 11.02
     (b)...................................................................N.A.
     (c)(1)................................................................2.02
     (c)(2)................................................................2.02
     (c)(3)................................................................N.A.
     (d)...................................................................N.A.
     (e)..................................................................11.05
     (f)...................................................................N.A.
315(a).....................................................................7.01
     (b)............................................................7.05; 11.02
     (c)...................................................................7.01
     (d)...................................................................7.01
     (e)...................................................................6.11
316(a)(last sentence).....................................................11.06
     (a)(1)(A).............................................................6.05
     (a)(1)(B).............................................................6.04
     (a)(2)................................................................N.A.
     (b)...................................................................6.07
     (c)...................................................................N.A.
317(a)(1)..................................................................6.08
     (a)(2)................................................................6.09
     (b)...................................................................2.04
318(a)....................................................................11.01
     (b)...................................................................N.A.
     (c)...................................................................N.A.
N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE..........................5
   SECTION 1.01      Definitions..............................................5
   SECTION 1.02      Other Definitions.......................................34
   SECTION 1.03      Incorporation by Reference of Trust Indenture Act.......34
   SECTION 1.04      Rules of Construction...................................35

ARTICLE II THE SECURITIES....................................................35
   SECTION 2.01      Form and Dating.........................................35
   SECTION 2.02      Execution and Authentication............................36
   SECTION 2.03      Registrar and Paying Agent..............................36
   SECTION 2.04      Paying Agent To Hold Money in Trust.....................37
   SECTION 2.05      Securityholder Lists....................................37
   SECTION 2.06      Transfer and Exchange...................................37
   SECTION 2.07      Replacement Securities..................................38
   SECTION 2.08      Outstanding Securities..................................38
   SECTION 2.09      Temporary Securities....................................38
   SECTION 2.10      Cancellation............................................38
   SECTION 2.11      Defaulted Interest......................................39
   SECTION 2.12      CUSIP Numbers...........................................39
   SECTION 2.13      Issuance of Additional Securities.......................39

ARTICLE III REDEMPTION.......................................................40
   SECTION 3.01      Notices to Trustee......................................40
   SECTION 3.02      Selection of Securities To Be Redeemed..................40
   SECTION 3.03      Notice of Redemption....................................40
   SECTION 3.04      Effect of Notice of Redemption..........................41
   SECTION 3.05      Deposit of Redemption Price.............................41
   SECTION 3.06      Securities Redeemed in Part.............................42

ARTICLE IV COVENANTS.........................................................42
   SECTION 4.01      Payment of Securities...................................42
   SECTION 4.02      SEC Reports.............................................42
   SECTION 4.03      Limitation on Indebtedness..............................42
   SECTION 4.04      [Reserved]..............................................45
   SECTION 4.05      Limitation on Restricted Payments.......................45
   SECTION 4.06      Limitation on Restrictions on Distributions from
                       Restricted Subsidiaries...............................48
   SECTION 4.07      Limitation on Sales of Assets and Subsidiary Stock......50
   SECTION 4.08      Limitation on Affiliate Transactions....................52
   SECTION 4.09      Change of Control.......................................54
   SECTION 4.10      Restricted and Unrestricted Subsidiaries................55
   SECTION 4.11      Limitation on Liens.....................................56
   SECTION 4.12      Compliance Certificate..................................56
   SECTION 4.13      Further Instruments and Acts............................56
   SECTION 4.14      Future Subsidiary Guarantors............................57
   SECTION 4.15      Limitation on Line of Business..........................57


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   SECTION 4.16      Covenant Suspension.....................................57

ARTICLE V SUCCESSOR COMPANY..................................................58
   SECTION 5.01      When Company May Merge or Transfer Assets...............58
   SECTION 5.02      When Subsidiary Guarantors May Merge or Transfer
                       Assets................................................59

ARTICLE VI DEFAULTS AND REMEDIES.............................................59
   SECTION 6.01      Events of Default.......................................59
   SECTION 6.02      Acceleration............................................61
   SECTION 6.03      Other Remedies..........................................62
   SECTION 6.04      Waiver of Past Defaults.................................62
   SECTION 6.05      Control by Majority.....................................62
   SECTION 6.06      Limitation on Suits.....................................62
   SECTION 6.07      Rights of Holders To Receive Payment....................63
   SECTION 6.08      Collection Suit by Trustee..............................63
   SECTION 6.09      Trustee May File Proofs of Claim........................63
   SECTION 6.10      Priorities..............................................64
   SECTION 6.11      Undertaking for Costs...................................64
   SECTION 6.12      Waiver of Stay or Extension Laws........................64

ARTICLE VII TRUSTEE..........................................................64
   SECTION 7.01      Duties of Trustee.......................................64
   SECTION 7.02      Rights of Trustee.......................................66
   SECTION 7.03      Individual Rights of Trustee............................66
   SECTION 7.04      Trustee's Disclaimer....................................67
   SECTION 7.05      Notice of Defaults......................................67
   SECTION 7.06      Reports by Trustee to Holders...........................67
   SECTION 7.07      Compensation and Indemnity..............................67
   SECTION 7.08      Replacement of Trustee..................................68
   SECTION 7.09      Successor Trustee by Merger.............................69
   SECTION 7.10      Eligibility; Disqualification...........................69
   SECTION 7.11      Preferential Collection of Claims Against Company.......69

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE..............................70
   SECTION 8.01      Discharge of Liability on Securities; Defeasance........70
   SECTION 8.02      Conditions to Defeasance................................71
   SECTION 8.03      Application of Trust Money..............................72
   SECTION 8.04      Repayment to Company....................................72
   SECTION 8.05      Indemnity for Government Obligations....................72
   SECTION 8.06      Reinstatement...........................................72

ARTICLE IX AMENDMENTS........................................................73
   SECTION 9.01      Without Consent of Holders..............................73
   SECTION 9.02      With Consent of Holders.................................73
   SECTION 9.03      Compliance with Trust Indenture Act.....................74
   SECTION 9.04      Revocation and Effect of Consents and Waivers...........74
   SECTION 9.05      Notation on or Exchange of Securities...................75
   SECTION 9.06      Trustee To Sign Amendments..............................75



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ARTICLE X SUBSIDIARY GUARANTEES..............................................75
   SECTION 10.01     Subsidiary Guarantees...................................75
   SECTION 10.02     Limitation on Liability.................................77
   SECTION 10.03     Successors and Assigns..................................77
   SECTION 10.04     No Waiver...............................................77
   SECTION 10.05     Modification............................................77
   SECTION 10.06     Release of Subsidiary Guarantor.........................77
   SECTION 10.07     Contribution among Subsidiaries.........................78

ARTICLE XI MISCELLANEOUS.....................................................78
   SECTION 11.01     Trust Indenture Act Controls............................78
   SECTION 11.02     Notices.................................................78
   SECTION 11.03     Communication by Holders with Other Holders.............79
   SECTION 11.04     Certificate and Opinion as to Conditions Precedent......79
   SECTION 11.05     Statements Required in Certificate or Opinion...........79
   SECTION 11.06     When Securities Disregarded.............................80
   SECTION 11.07     Rules by Trustee, Paying Agent and Registrar............80
   SECTION 11.08     Legal Holidays..........................................80
   SECTION 11.09     Governing Law...........................................80
   SECTION 11.10     No Recourse Against Others..............................80
   SECTION 11.11     Successors..............................................81
   SECTION 11.12     Multiple Originals......................................81
   SECTION 11.13     Table of Contents; Headings.............................81
   SECTION 11.14     Severability............................................81


APPENDICES
   APPENDIX A Provisions Relating to Initial Securities, Exchange
              Securities, Private Exchange Securities and Other Securities...A-1

   APPENDIX B Form of Supplemental Indenture.................................B-1

   APPENDIX C Form of Certificate from Acquiring Institutional Accredited
              Investor.......................................................C-1



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     INDENTURE dated as of August 5, 2003 among Energy Partners, Ltd., a
Delaware corporation (the "Company"), the Company's subsidiaries signatory hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors") and Wells Fargo Bank, N.A. (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Initial Securities, Exchange Securities and Private Exchange Securities (each as defined herein and, collectively, the "Securities"):

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

     "Additional Assets" means

     (a) any property or assets (other than Indebtedness and Capital Stock) in the Oil and Gas Business;

     (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

     (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

     provided, however, that any such Restricted Subsidiary described in clause
(b) or (c) above is engaged in the Oil and Gas Business.

     "Adjusted Consolidated Net Tangible Assets" or "ACNTA" means (without duplication), as of the date of determination,

     (a) the sum of:

     (1) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of

     (A) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

     (B) estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves



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(including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities, which reserves were not reflected in such year-end reserve report, that would, in the case of determinations made under clauses (A) and (B), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

     (C) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and

     (D) reductions in the estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report that would, in the case of determinations made under clauses (C) and (D), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report);

provided, however, that, in the case of each of the determinations made under clauses (A) through (D), such increases and decreases will be as estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change that is an increase, then such increases and decreases in the discounted future net revenue will be confirmed in writing by an independent petroleum engineer;

     (2) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements;

     (3) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

     (4) the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the date of the Company's latest audited financial statements (provided that the Company will not be required to obtain such an appraisal of such assets if no such appraisal has been performed);



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     minus

     (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

     (1) minority interests;

     (2) any natural gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

     (3) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, under participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

     (4) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

     (5) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause
(a)(1) (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, "ACNTA" will continue to be calculated as if the Company were still using the successful efforts method of accounting.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.05 [Limitation on Restricted Payments], 4.07 [Limitation on Sales of Assets and Subsidiary Stock] and 4.08 [Limitation on Affiliate Transactions] only, "Affiliate" will also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner under the first sentence hereof.



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     "Asset Disposition" means any sale, lease, transfer or other disposition
(or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

     (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

     (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

     Notwithstanding the foregoing, none of the following will be deemed to be an Asset Disposition:

     (a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

     (b) for purposes of Section 4.07 [Limitation on Sales of Assets and Subsidiary Stock] only, a disposition that constitutes a Restricted Payment permitted by Section 4.05 [Limitation on Restricted Payments], a disposition of all or substantially all the assets of the Company in compliance with Section
5.01 [When Company May Merge or Transfer Assets] or a disposition that constitutes a Change of Control under clause (c) [stockholder-approved plan of liquidation or dissolution of the Company] of the definition thereof;

     (c) the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided, however, that at the time of such sale or transfer such properties do not have associated with them any proved reserves;

     (d) the abandonment, farm-out, lease or sublease of developed or undeveloped crude oil and natural gas properties in the ordinary course of business;

     (e) the trade or exchange by the Company or any Restricted Subsidiary of any crude oil and natural gas property owned or held by the Company or such Restricted Subsidiary for (1) any crude oil and natural gas property owned or held by another Person or (2) the Capital Stock of another Person that becomes a Restricted Subsidiary as a result of such trade or exchange and all or substantially all of whose assets consist of crude oil and natural gas properties, in either case including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the property or Capital Stock received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors or an Officer of the Company with responsibility for such transaction) of the property (including any cash or cash equivalents) so traded or exchanged;



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     (f) the sale or transfer of hydrocarbons or other mineral products or surplus or obsolete equipment in the ordinary course of business;

     (g) any sale, lease or other disposition of any individual assets or series of related sales, leases or other dispositions where the cash proceeds and fair market value of non-cash proceeds do not exceed $750,000; or

     (h) Production Payments and Reserve Sales in connection with the acquisition of any crude oil and natural gas property after the Issue Date; provided that any such Production Payment and Reserve Sale is created, incurred, issued or assumed in connection with the financing of, and within 90 days after the acquisition of, such oil and natural gas property.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended; provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented by such Sale/Leaseback Transaction will be determined in accordance with the definition of "Capital Lease Obligation."

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing

     (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by

     (b) the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board. "Business Day" means each day other than a Legal Holiday as defined in Section 11.08 [Legal Holidays].

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in, however designated, equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Change of Control" means the occurrence of any of the following events:

     (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person will be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (a), such person will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause
(a)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation);

     (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

     (c) the stockholders of the Company have approved any plan of liquidation or dissolution of the Company; or

     (d) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease, conveyance or transfer of all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to another Person or group of related Persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of

     (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination, to



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

     (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

     (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

     (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period will be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

     (3) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Disposition, then EBITDA for such period will be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition (including by way of lease) of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

     (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted



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

Subsidiary since the beginning of such period) has made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment under clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement will only be taken into account for that portion of the period equal to the remaining term of such agreement).

     The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility, the outstanding principal balance of which is required to be computed on a pro forma basis in accordance with the foregoing, will be computed based on the average daily balance of such Indebtedness during the applicable period, provided, that such average daily balance will take into account the amount of any repayment of Indebtedness under such revolving credit facility during the applicable period, to the extent such repayment permanently reduced the commitments or amounts available to be borrowed under such facility.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

     (a) interest expense attributable to Capital Lease Obligations and imputed interest with respect to Attributable Debt;

     (b) amortization of debt discount and debt issuance cost;

     (c) capitalized interest;

     (d) non-cash interest expense;

     (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (f) net costs (including amortization of fees and up-front payments) associated with Interest Rate Agreements that, at the time entered into, resulted in the Company and its Restricted Subsidiaries being net payees as to future payouts under such agreements, and Interest Rate Agreements for which the Company or any of its Restricted Subsidiaries has paid a premium;

     (g) dividends paid (excluding dividends paid in shares of Capital Stock that is not Disqualified Stock) in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary;

     (h) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by, or secured by a Lien on Property of, the Company or any Restricted Subsidiary (whether or not such Guarantee or Lien is called upon);

     (i) interest incurred in connection with Investments in discontinued operations; and

     (j) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

     minus, to the extent included above, write-off of deferred financing costs and interest attributable to Dollar-Denominated Production Payments.

     "Consolidated Net Income" means, for any period, the net income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

     (a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

     (1) subject to the exclusion contained in clause (c) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend, interest payment or other distribution (subject, in the case of a dividend, interest payment or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

     (2) the Company's equity in a net loss of any such Person for such period will not be included in determining such Consolidated Net Income, except to the extent of the aggregate cash actually contributed to such Person by the Company or a Restricted Subsidiary during such period;

     (b) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

     (1) subject to the exclusion contained in clause (c) below, the equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the amount of cash permitted to be distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

     (2) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

     (c) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including any sale or disposition under any sale-and-leaseback arrangement) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

     (d) extraordinary gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

     (e) any non-cash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of the Company or any of its Restricted Subsidiaries;

     (f) any impairment losses on oil and natural gas properties; (g) the cumulative effect of a change in accounting principles; and

     (h) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations.

     Notwithstanding the foregoing, for the purposes of Section 4.05 [Limitation on Restricted Payments] only, there will be excluded from Consolidated Net Income any dividends, interest payments, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, interest payments, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.05(a)(3)(E).

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of (a) the par or stated value of all outstanding Capital Stock of the Company plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (x) any accumulated deficit and (y) any amounts attributable to Disqualified Stock.

     "Credit Agreement" means that certain Third Amended and Restated Credit Agreement, dated November 1, 2002, as amended by the First Amendment thereto dated effective as of July 28, 2003, by and among the Company, certain of the Subsidiary Guarantors and Bank One, NA (or any successor thereto or replacement thereof), as administrative agent, letter of credit issuer and a bank, and certain other financial institutions, as banks, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, refinanced or increased in whole or in part from time to time.

     "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event: (a) matures or is mandatorily redeemable under a sinking fund obligation or otherwise; (b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock; or (c) is redeemable or repurchasable, in whole or in part, at the option of the holder thereof; in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities will not constitute Disqualified Stock if: (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable, as measured by the purchase or redemption price or the breadth of the definition of the event or events triggering such purchase or redemption obligation to the holders of such Capital Stock than the provisions of Sections 4.07 [Limitation on Sales of Assets and Subsidiary Stock] and 4.09 [Change of Control] and (y) any such requirement only becomes operative after compliance with such corresponding terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

     The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined under the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Earnout Agreement" means the Earnout Agreement, dated January 15, 2002, as amended on July 1, 2002, by and among the Company and Hall-Houston Oil Company, with Hall-Houston Oil Company executing on behalf of the Participants (as defined therein).

     "EBITDA" means, with respect to any period, the Consolidated Net Income for such period:

     (a) plus the sum of, to the extent reflected in the consolidated income statement of the Company and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication:

          (1) Consolidated Interest Expense;

          (2) income tax expense;

          (3) depreciation, depletion and amortization expense (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in the prior period);

          (4) exploration expense; and

          (5) all other non-cash charges including non-cash charges taken under FAS 133 (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period except such amounts as the Company determines in good faith are nonrecurring);

     (b) less, to the extent included in the determination of such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in the determination of such Consolidated Net Income, the sum of:

          (1) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and

          (2) amounts recorded in accordance with GAAP as repayments of principal and interest under Dollar-Denominated Production Payments.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depletion, depreciation, amortization and exploration and other non-cash charges of, a Restricted Subsidiary will be added to Consolidated Net Income to compute EBITDA only:

          (1) to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in the determination of Consolidated Net Income; and

          (2) if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Equity Offering" means:

     (a) a primary offering of shares of common stock of the Company pursuant to an underwritten offering registered under the Securities Act; or

     (b) a private offering of shares of common stock of the Company so long as, at the time of consummation of the sale pursuant to such offering, the Company's common stock continues to be registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act, in each case, other than public offerings with respect to such common stock or options, warrants or rights to acquire same, registered on Form S-4 or Form S-8.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Preferred Stock" means the Series D Exchangeable Convertible Preferred Stock, par value $1.00 per share and stated value of $100 per share, of the Company.

     "Fair Market Value" means, with respect to any non-cash consideration or property transferred or received by any Person, the fair market value of such consideration or property as determined by the Board of Directors of the Company.

     "FAS 133" means Financial Accounting Standards Board Statement No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities."

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in: (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (b) statements and pronouncements of the Financial Accounting Standards Board; (c) such other statements by such other entity as approved by a significant segment of the accounting profession; and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed under Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" will mean any Person Guaranteeing any obligation.

     "Guarantee Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, by which a Subsidiary Guarantor or any other Person becomes subject to the applicable terms and conditions of this Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person under any Oil and Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

     "Holder" or "Securityholder" or "Noteholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun will have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security will not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

     (a) the principal of and premium, if any, in respect of

          (1) indebtedness of such Person for money borrowed and

          (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

     (c) all obligations of such Person issued or assumed as the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, including all obligations of such Person for the deferred purchase price of property under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

     (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

     (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock, but excluding any accrued dividends; (f) any Preferred Stock of any Restricted Subsidiary;

     (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (h) all obligations of the type referred to in clauses (a) through (g) above of other Persons secured by any Lien on any Property of such first-mentioned Person, whether or not such obligation is assumed by such first-mentioned Person, the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured;

     (i) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

     (j) any Guarantee by such Person of production or payment with respect to a Production Payment and Reserve Sale.

     The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, assuming the occurrence on such date of the contingency giving rise to the obligation, of any contingent obligations outstanding at such date.

None of the following will constitute Indebtedness:

     (a) obligations for indemnification or adjustment of purchase price or arising from guarantees securing any obligations of the Company or any of its Subsidiaries incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company, other than guarantees or similar credit support by the Company or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

     (b) any trade payables or other similar liabilities to trade creditors and other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property;

     (c) any liability for Federal, state, local or other taxes owed or owing by such Person;

     (d) amounts due in the ordinary course of business to other royalty and working interest owners;

     (e) obligations arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business;

     (f) obligations (other than express Guarantees of indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with
(A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business;

     (g) obligations in respect of performance bonds provided by the Company or any of its Subsidiaries in the ordinary course of business and refinancing thereof;

     (h) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such obligation is extinguished within two Business Days of its incurrence;

     (i) any obligations under workers' compensation laws and similar legislation; and

     (j) except as expressly provided in clause (j) above [guarantee of production or payment with respect to a Production Payment and Reserve Sale], obligations relating to Production Payments and Reserve Sales.

     "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

     "Indenture" means this Indenture as amended or supplemented from time to time, including the provisions of the TIA that are deemed to be a part of and govern this Indenture and any supplemental indenture, respectively.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers or joint interest partners or drilling partnerships sponsored by the Company or any Restricted Subsidiary in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment will be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.05 [Limitation on Restricted Payments]:

     (a) "Investment" will include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (1) the Company's "Investment" in such Subsidiary at the time of such redesignation less (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

     (b) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Securities are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof.

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

     (a) any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

     (b) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with Section 4.07 [Limitation on Sales of Assets and Subsidiary Stock].

     "Moody's" means Moody's Investor's Service, Inc. and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal under a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

     (a) all legal, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

     (b) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

     (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

     (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Present Value" means, with respect to any proved hydrocarbon reserves, the discounted future net cash flows associated with such reserves, determined in accordance with the rules and regulations (including interpretations thereof) of the SEC in effect on July 29, 2003.

     "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries; minus (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness; in each case determined in accordance with GAAP.

     "Non-recourse Purchase Money Indebtedness" means Indebtedness (other than Capital Lease Obligations) of the Company or any Subsidiary Guarantor incurred in connection with the acquisition by the Company or such Subsidiary Guarantor in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Subsidiary Guarantor in conducting its operations) with respect to which:

     (a) the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired that secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (1) is directly or indirectly liable for such Indebtedness or (2) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

     (b) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Subsidiary Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

     "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate of the Company signed by two Officers.

     "Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, operation or disposition of interests in, or obtaining production from, oil, natural gas or other hydrocarbon properties; (b) the gathering, marketing, treating, processing (but not refining), storage, selling or transporting of any production from such interests or properties; or
(c) any activity that is ancillary, necessary or appropriate to facilitate, or that is incidental to, the activities described in clauses (a) and (b) of this definition.

     "Oil and Gas Hedging Contract" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

     "Oil and Gas Liens" means:

     (a) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" will include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or that relate to such properties or interests);

     (b) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

     (c) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the

Company or a Restricted Subsidiary, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

     (d) Liens arising in connection with Production Payments and Reserve Sales; and

     (e) Liens on pipelines or pipeline facilities that arise by operation of law.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Business Investment" means any investment or expenditure made in the ordinary course of, and of a nature that is or has become customary in, the Oil and Gas Business including investments or expenditures arising through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including:

     (a) ownership interests in oil and gas properties, processing facilities, gathering systems, pipelines or ancillary real property interests; and

     (b) Investments in the form of or under operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in any corporation, partnership, limited liability company or any other entity that is not a Restricted Subsidiary.

     "Permitted Holders" means

     (a) Richard A. Bachmann;

     (b) Evercore Capital Partners L.P., Evercore Capital Offshore Partners L.P., Evercore Capital Partners (NQ) L.P. and Evercore Co-Investment Partnership L.P.;

(c) trusts, the sole beneficiary and trustee of which is the individual who would be a Permitted Holder under clause (a) above or his immediate family members; and

     (d) corporations, partnerships and other entities (1) of which the individual who would be a Permitted Holder under clause (a) above or his immediate family members is or are the beneficial owners of all Capital Stock and other equity or voting interests and (2) that are controlled by such individual and his immediate family members.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (a) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

     (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is the Oil and Gas Business;

     (c) Temporary Cash Investments;

     (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (f) loans or advances to employees made in the ordinary course of business;

     (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

     (h) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition as permitted under
Section 4.07 [Limitation on Sales of Assets and Subsidiary Stock];

     (i) Permitted Business Investments;

     (j) Investments made pursuant to Hedging Obligations of the Company and the Restricted Subsidiaries;

     (k) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (1) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (2) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; and

     (l) any Person, not otherwise permitted to be made under clause (a) through
(k) above, in an aggregate amount, which when taken together with all other Investments made on or after the Issue Date under this clause, does not exceed $20 million at any one time outstanding.

     "Permitted Liens" means, with respect to any Person:

     (a) Liens existing as of the Issue Date;

     (b) Liens securing the Securities, any Subsidiary Guarantee and other obligations arising under this Indenture;

     (c) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of the Company or the Restricted Subsidiaries;

     (d) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of the Company or the Restricted Subsidiaries;

     (e) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property including

          (1) easements, rights of way and similar encumbrances,

          (2) rights or title of lessors under leases (other than Capital Lease Obligations),

          (3) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks,

          (4) Liens imposed by law, including Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens,

          (5) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, and

          (6) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business);

     (f) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

     (g) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $5 million;

     (h) Liens securing Hedging Obligations of the Company and its Restricted Subsidiaries;

     (i) Liens securing Purchase Money Indebtedness or Capital Lease Obligations Incurred in accordance with this Indenture, provided that such Liens attach only to the property acquired (or if such property is Capital Stock, to the assets of such Person as well as such Capital Stock) with the proceeds of such Purchase Money Indebtedness or the property that is the subject of such Capital Lease Obligations;

     (j) Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations), provided that

          (1) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness and

          (2) such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

     (k) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any Restricted Subsidiary so long as such deposit of funds is permitted under Section 4.05 [Limitation on Restricted Payments];

     (l) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof;

     (m) Liens securing Obligations under the Credit Agreement;

     (n) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (a), (b), (c), (d), (i), (j) and (m) above; provided, however, that

     (1) such new Lien must be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien, and

     (2) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of

     (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and

     (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

     (o) Liens in favor of the Company or a Restricted Subsidiary.

     Notwithstanding anything in this definition to the contrary, the term "Permitted Liens" will not include Liens resulting from the creation, incurrence, issuance or assumption of any Production Payments and Reserved Sales other than

          (1) any such Liens existing as of the Issue Date;

          (2) Production Payments and Reserve Sales in connection with the acquisition of any Property after the Issue Date; provided that any such Lien created in connection therewith is created, incurred, issued, or assumed in connection with the financing of, and within 90 days after the acquisition of, such Property; and

          (3) Production Payments and Reserve Sales other than those described in clauses (1) and (2) above, to the extent such Production Payments and Reserve Sales constitute Asset Dispositions made pursuant to and in compliance with Section 4.07 [Limitation on Sales of Assets and Subsidiary Stock];

provided, however, that, in the case of the immediately foregoing clauses (1),
(2) and (3), any Lien created in connection with any such Production Payments and Reserve Sales must be limited to the Property that is the subject of such Production Payments and Reserve Sales.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes, however designated, that ranks prior, as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     The term "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

     "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest or production payment (whether volumetric or dollar denominated) in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business.

     "Property" means, for any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

     "Purchase Money Indebtedness" means any Indebtedness Incurred in connection with the acquisition, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock or other equity interests of any Person owning such property or assets, or otherwise.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" will have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that

     (a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

     (b) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced,

     (c) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced and

     (d) if the Indebtedness being Refinanced is Non-recourse Purchase Money Indebtedness, such Refinancing Indebtedness satisfies clauses (a) and (b) of the definition of "Non-recourse Purchase Money Indebtedness";

     provided further, however, that Refinancing Indebtedness will not include
(x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or
(y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Restricted Payment" with respect to any Person means:

     (a) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (1) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (2) dividends or distributions payable solely to the Company or a Restricted Subsidiary, and (3) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

     (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

     (c) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

     (d) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Company, Inc., and its successors.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company or of any Subsidiary secured by a Lien.

     "Senior Indebtedness" means with respect to any Person:

     (a) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

     (b) all other Obligations of such Person, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating such Person to the extent post-filing interest is allowed in such proceeding, in respect of Indebtedness described in clause (a) above;

     unless, with respect to obligations described in the immediately preceding clause (a) or (b), in the instrument creating or evidencing the same or under which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the applicable Subsidiary Guarantee; provided, however, that Senior Indebtedness will not include:

     (a) any obligation of such Person to any Subsidiary of such Person;

     (b) any liability for Federal, state, local or other taxes owed or owing by such Person;

     (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities;

     (d) any Indebtedness or other Obligations of such Person, and any accrued and unpaid interest in respect thereof, that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

     (e) Subordinated Obligations;

     (f) that portion of any Indebtedness that at the time of Incurrence is Incurred in violation of this Indenture (other than, in the case of the Company or any Subsidiary Guarantor that Guarantees or is an obligor under any Credit Facility, Indebtedness under any Credit Facility that is Incurred on the basis of a representation by the Company or the applicable Subsidiary Guarantor to the applicable lenders that such Person is permitted to Incur such Indebtedness under this Indenture); or

     (g) any Disqualified Stock or obligations with respect to any Capital
Stock.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security or obligation, the date specified in such security or obligation as the fixed date on which the final payment of principal of such security or payment on such obligation is due and payable, including under any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or obligation, at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter Incurred, that is subordinate or junior in right of payment to, in the case of the Company, the Securities or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee under a written agreement to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

     "Subsidiary Guarantor" means each Subsidiary of the Company that executes this Indenture as a guarantor and each other Subsidiary of the Company that thereafter Guarantees the Securities under the terms of this Indenture, in each case unless and until such Subsidiary is released from its obligations under its Subsidiary Guarantee in accordance with the terms of this Indenture. Initially, the Subsidiary Guarantors will be EPL Pipeline, L.L.C., Nighthawk, L.L.C., EPL of Louisiana, L.L.C., Delaware EPL of Texas, LLC, and EPL Pioneer Houston, Inc.

     "Temporary Cash Investments" means any of the following:

     (a) Investments in U. S. Government Obligations maturing within one year of the date of the acquisition thereof;

     (b) Investments in (1) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America or any state thereof or the District of Columbia that is a member of the Federal Reserve System and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by Moody's or S&P or (2) any money-market fund having assets in excess of $500 million all of which consist of obligations of the types described in clauses (a), (b), (c), (d) and (e) hereof;

     (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

     (d) Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

     (e) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture except as provided in
Section 9.03; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time. "Unrestricted Subsidiary" means:

     (a) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

     (b) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary of the Company, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary in the manner and subject to the conditions set forth in Section 4.10 [Restricted and Unrestricted Subsidiaries].

     "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the issuer's option.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.02 Other Definitions.

     Term                                               Defined in Section

     "Additional Securities"........................................2.13
     "Affiliate Transaction".....................................4.08(a)
     "Bankruptcy Law"...............................................6.01
     "covenant defeasance option"................................8.01(b)
     "Custodian"....................................................6.01
     "Event of Default".............................................6.01
     "Guaranteed Obligations"......................................10.01
     "Investment Grade Rating"...................................4.16(a)
     "legal defeasance option"...................................8.01(b)
     "Legal Holiday"...............................................11.08
     "Notice of Default"............................................6.01
     "Paying Agent".................................................2.03
     "Registrar"....................................................2.03
     "Securities"...............................................Preamble
     "Successor Company".........................................5.01(a)
     "Suspended Covenants".......................................4.16(a)

     Terms not defined herein but defined in Appendix A shall have the meaning set forth therein.

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

     This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04 Rules of Construction.

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive unless the context otherwise requires;

     (d) "including" means including without limitation;

     (e) words in the singular include the plural and words in the plural include the singular;

     (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

     (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP; and

     (h) the principal amount of any Preferred Stock shall be (1) the maximum liquidation value of such Preferred Stock or (2) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II
                                 THE SECURITIES

SECTION 2.01 Form and Dating.

     Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in Appendix A hereto which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Private Exchange Securities and the Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Appendix A and Exhibit A are part of the terms of this Indenture.

SECTION 2.02 Execution and Authentication.

     Two Officers shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     On the Issue Date, the Trustee shall authenticate and deliver $150 million of 8 3/4% Senior Notes Due 2010 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon receipt of a written order of the Company signed by two Officers of the Company; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and the aggregate principal amount of Securities then authorized and, in the case of an issuance of Additional Securities pursuant to Section 2.13 [Issuance of Additional Securities] after the Issue Date, shall certify that such issuance is in compliance with Section 4.03 [Limitation on Indebtedness].

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03 Registrar and Paying Agent.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange, which office shall maintain the names and addresses of Securityholders (the "Registrar"), and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 [Compensation and Indemnity]. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04 Paying Agent To Hold Money in Trust.

     Prior to 11:30 a.m., New York City time, on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05 Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06 Transfer and Exchange.

     The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the Uniform Commercial Code and the transfer restriction provisions set forth in Annex A to this Indenture are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07 Replacement Securities.

     If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company.

SECTION 2.08 Outstanding Securities.

     Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.07 [Replacement Securities], it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09 Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10 Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11 Defaulted Interest.

     If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall mail promptly to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12 CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.13 Issuance of Additional Securities.

     The Company shall be entitled, subject to its compliance with Section 4.03, to issue additional securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price ("Additional Securities"). The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

     With respect to any Additional Securities, the Company shall deliver to the Trustee the following:

     (a) a resolution of the Board of Directors setting forth the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and authorizing the appropriate Officers of the Company to furnish to the Trustee the certificates identified in (b) and (c) of this Section 2.13;

     (b) an Officer's Certificate setting forth the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued unless such Additional Securities are fungible in all respects for federal income tax purposes with the Securities then outstanding; and

     (c) an Officer's Certificate setting forth whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in Appendix A to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                                  ARTICLE III
                                   REDEMPTION

SECTION 3.01 Notices to Trustee.

     If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

     The Company shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02 Selection of Securities To Be Redeemed.

     If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000 or, in the case of a selected Security of $1,000 in original principal amount or less, such security must be redeemed in full. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company, the Registrar and each Paying Agent promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03 Notice of Redemption.

     At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) the name and address of the Paying Agent;

     (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (e) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

     (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portions thereof) called for redemption ceases to accrue on and after the redemption date; and

     (g) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04 Effect of Notice of Redemption.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to any condition or contingency stated therein. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05 Deposit of Redemption Price.

     On or prior to 11:30 a.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Securities or the portions of Securities called for redemption, whether or not such Securities are presented for payment, and the Holders of such Securities shall have no further rights with respect to such Securities except for the right to receive the redemption price, accrued interest and additional interest, if any, upon surrender of such Securities. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the redemption date shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06 Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.01 Payment of Securities.

     The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02 SEC Reports.

     Notwithstanding that the Company may not at any time be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent the SEC will accept such filing) and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections (but without exhibits in the case of Securityholders), such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

     In addition, the Company shall furnish to the Securityholders and to prospective investors, upon the request of such Securityholders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Securities are not freely transferable under the Securities Act.

     The Company also shall comply with the other provisions of TIA Section 314(a).

SECTION 4.03 Limitation on Indebtedness.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or a Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.5 to 1.0.

     (b) Notwithstanding Section 4.03(a), the Company and any Restricted Subsidiary may Incur the following Indebtedness:

     (1) Indebtedness Incurred under any Credit Facility, so long as the aggregate amount of all Indebtedness outstanding under all Credit Facilities pursuant to this Section 4.03(b)(1) does not exceed the greater of (A) $100 million less the sum of all principal payments since the Issue Date with respect to such Indebtedness under Section 4.07(a)(3)(A) and (B) 25% of ACNTA as of the date of such Incurrence;

     (2) Indebtedness owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, unless such Indebtedness is owed to a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

     (3) the Securities (other than any Additional Securities);

     (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in paragraph (b) (1), (2) or (3) of this Section 4.03);

     (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions by which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date of such Incurrence and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of additional Indebtedness under Section 4.03(a);

     (6) Refinancing Indebtedness in respect of Indebtedness Incurred under
Section 4.03(a) or Section 4.03(b)(3), (4), (5), this clause (6) or clause (7) below; provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary described in Section 4.03(b)(5), such Refinancing Indebtedness will be Incurred only by such Restricted Subsidiary or the Company;

     (7) Non-recourse Purchase Money Indebtedness;

     (8) Indebtedness arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) Incurred by any Person in connection with the acquisition or disposition of assets and Indebtedness under the Earnout Agreement;

     (9) Indebtedness consisting of the Subsidiary Guarantees and any Guarantee by the Company or a Subsidiary Guarantor of Indebtedness permitted by this Indenture to be Incurred by the Company or a Subsidiary other than Non-recourse Purchase Money Indebtedness;

     (10) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness outstanding on the Issue Date or permitted to be Incurred by the Company and its Restricted Subsidiaries under this Indenture;

     (11) Hedging Obligations consisting of Oil and Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;

     (12) obligations in respect of bid, performance or surety bonds including Guarantees and letters of credit functioning as or supporting such bid, performance or surety bonds, completion guarantees and other reimbursement obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business (in each case other than for an obligation for money borrowed);

     (13) in-kind obligations relating to oil and gas balancing positions arising in the ordinary course of business; and

     (14) Indebtedness in an aggregate amount that, together with the amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by Section 4.03(a) or Section 4.03(b)(1) through (13)) above does not exceed $35 million of which not more than $10 million may be Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors.

     (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Indebtedness under Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities or the relevant Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations.

     The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to terms no less favorable to the Holders of the Securities.

     (d) For purposes of determining compliance with this Section 4.03:

     (1) if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, or is entitled to be incurred in compliance with Section 4.03(a), then the Company, in its sole discretion, may classify such item of Indebtedness (or any portion thereof) at the time of Incurrence in any manner that complies with this Section and will only be required to include the amount and type of such Indebtedness in one of the above clauses of this Section 4.03; and

     (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in this Section 4.03 or treated as having been incurred in compliance with Section 4.03(a).

SECTION 4.04 [Reserved]

SECTION 4.05 Limitation on Restricted Payments.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default or an Event of Default has occurred and is continuing (or would result therefrom);

     (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of, without duplication:

               (A) 50% of the aggregate Consolidated Net Income of the Company accrued during the period (treated as one accounting period) commencing on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the most recent fiscal quarter for which financial statements of the Company are publicly available prior to the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such deficit); plus

               (B) 100% of (i) the aggregate Net Cash Proceeds, and (ii) the Fair Market Value of (a) Capital Stock (other than Capital Stock of the Company) of a Person (other than an Affiliate of the Company) engaged primarily in the Oil and Gas Business, provided that Person becomes a Restricted Subsidiary of the Company, and (b) other assets used in the Oil and Gas Business, in the case of clauses (i) and (ii) received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

               (C) the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees;

          provided, however, that if such employee stock ownership plan or trust Incurs any Indebtedness to finance the purchase of such Capital Stock, such aggregate amount will be limited to the excess of such Net Cash Proceeds over the amount of such Indebtedness plus an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan or trust with respect to such Indebtedness; plus

               (D) the amount by which the Company's Indebtedness is reduced on its balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any of the Company's Indebtedness that is convertible or exchangeable for its Capital Stock (other than Disqualified Stock) (less the amount of any cash, or the fair value of any other Property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing will not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

               (E) an amount equal to the sum of (i) the net reduction in Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemption of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that to the extent the foregoing sum exceeds, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, such excess will not be included in this clause (E) unless the amount represented by such excess has not been and will not be taken into account in one of the foregoing clauses (A) through (D); plus

               (F) $5 million.

     (b) The provisions of Section 4.05(a) will not prohibit:

     (1) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.05; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments at the time of payment;

     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that
(A) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale will be excluded from the calculation of amounts under Section 4.05(a)(3)(B) (but only to the extent that such Net Cash Proceeds were used to purchase, repurchase, redeem, defease or otherwise acquire or retire for value such Capital Stock or Subordinated Obligations as provided in this clause (2));

     (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness that is permitted to be Incurred under Section 4.03 [Limitation on Indebtedness]; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

     (4) so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), under the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, redemptions and other acquisitions and retirements (excluding amounts representing cancellation of Indebtedness) will not exceed $2 million in any calendar year; provided further, however, that such purchases, redemptions and other acquisitions and retirements will be excluded in the calculation of the amount of Restricted Payments;

     (5) so long as no Default or Event of Default has occurred and is continuing, any declaration or payment of dividends and other distributions in respect of, but excluding any purchase, redemption or other acquisition or retirement for value of, the Existing Preferred Stock; provided, however, that such dividends and distributions will be included in the calculation of the amount of Restricted Payments for purposes of determining whether any subsequent Restricted Payment may be made under Section 4.05(a);

     (6) repurchases, acquisitions or retirements of shares of Company common stock deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans or warrants when shares are surrendered to pay all or a portion of the exercise price or to satisfy any federal income tax obligations; provided, however, that the aggregate amount of such repurchases, acquisitions or retirements (A) effected to satisfy any federal income tax obligations shall not exceed $2 million in any twelve-month period and (B) will be excluded in the calculation of the amount of Restricted Payments;

     (7) the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Section 4.05; provided, however, that such payment will be excluded in the calculation of the amount of Restricted Payments;

     (8) upon the occurrence of a Change of Control or an Asset Disposition and within 60 days after the completion of the offer to repurchase the Securities under Section 4.09 [Change of Control] or Section 4.07 [Limitation on Sales of Assets and Subsidiary Stock] (including the purchase of all Securities tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Obligations required under the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, no Default or Event of Default has occurred and is continuing (or would result therefrom), and (B) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments; or

     (9) the redemption, repurchase or repayment of the Company's 11% Senior Subordinated Notes due 2009 with the proceeds from the issuance of the Securities; provided, however, that such redemption, repurchase or repayment will be excluded in the calculation of the amount of Restricted Payments.

     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, in accordance with the Restricted Payment.

     For purposes of determining compliance with this Section 4.05, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Company, in its sole discretion, may order and classify such Restricted Payment in any manner in compliance with this
Section 4.05.

SECTION 4.06 Limitation on Restrictions on Distributions from Restricted
             Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary:

     (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or a Restricted Subsidiary,

     (b) to make any loans or advances to the Company or a Restricted Subsidiary or

     (c) to transfer any of its Property to the Company or a Restricted Subsidiary, except:

          (1) with respect to clauses (a), (b) and (c),

          (A) any encumbrance or restriction in the Credit Agreement on the Issue Date or under any other agreement governing Indebtedness or Capital Stock in effect at or entered into on the Issue Date;

          (B) any encumbrance or restriction relating to Indebtedness of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary, provided that such encumbrance or restriction relates solely to such Restricted Subsidiary and was not created in anticipation of or in connection with the transactions by which such Restricted Subsidiary became a Restricted Subsidiary;

          (C) any encumbrance or restriction under an agreement effecting a Refinancing of Indebtedness Incurred under an agreement referred to in clause (A) or (B) of clause (1) of this Section 4.06 or this clause (C) or contained in any amendment to, or modification, restatement, renewal, increase, supplement, replacement or extension of, an agreement referred to in clause
               (A) or (B) of clause (1) of this Section 4.06 or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, modification, restatement, renewal, increase, supplement, replacement or extension are not materially more restrictive, taken as a whole, to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (D) customary restrictions with respect to a Restricted Subsidiary imposed under an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (E) customary restrictions contained in agreements entered into in the ordinary course of business of the types described in the definition of the term "Permitted Business Investments"; and

          (2) with respect to clause (c) only,

     (A) customary nonassignment provisions, including provisions forbidding subletting or sublicensing, in leases governing leasehold interests and licenses to the extent such provisions restrict the transfer of the lease or license or the property leased or licensed thereunder;

     (B) any encumbrance or restriction under Liens permitted to be in effect without also securing the Securities as described under Section 4.11 [Limitation on Liens] that limit the right of the debtor to dispose of the Property subject to such Lien;

     (C) any encumbrance or restriction with respect to Property at the time it is acquired by the Company or a Restricted Subsidiary, provided that such encumbrance or restriction relates solely to the Property so acquired and was not created in anticipation of or in connection with such acquisition;

     (D) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

     (E) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

     (F) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or such Restricted Subsidiary.

SECTION 4.07 Limitation on Sales of Assets and Subsidiary Stock.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

     (1) the Company receives or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) (as determined in good faith by the Board of Directors or an Officer with responsibility for such transaction), of the shares and assets subject to such Asset Disposition;

     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of (A) cash or cash equivalents, (B) oil and natural gas properties, (C) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of such acquisition and all or substantially all of whose assets consist of oil and natural gas properties or (D) capital assets to be used by the Company or any Restricted Subsidiary in the Oil and Gas Business; and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

               (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of a Wholly Owned Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or a Subsidiary of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

               (B) to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in the Oil and Gas Business within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

               (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and/or (B), to make an offer to the Holders of the Securities (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in Sections 4.07(b) and 4.07(c);

     provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness under clause (A) or (C) above, the Company or such Restricted Subsidiary must permanently retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this Section 4.07, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.07 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.07 exceeds $10 million.

     For the purposes of this Section 4.07, the following shall be deemed to be cash or cash equivalents:

     (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

     (2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 120 days of receipt.

     Notwithstanding the foregoing, the 75% limitation referred to in clause
(a)(2) above shall be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with such 75% limitation.

     The requirement of clause (a)(3)(B) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or a Restricted Subsidiary within the time period specified in such clause and such Net Available

Cash is subsequently applied in accordance with such agreement within six months following such agreement.

     (b) If an Asset Disposition occurs that requires the purchase of Securities (and other Senior Indebtedness of the Company) under clause (a)(3)(C) above, the Company shall

     (1) make such offer to purchase Securities on or before the 366th day after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, and

     (2) purchase Securities tendered under an offer by the Company for the Securities (and such other Senior Indebtedness of the Company) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Section 4.07.

If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or multiples thereof. The Company will not be required to make such an offer to purchase Securities (and other Senior Indebtedness of the Company) under this
Section 4.07 if the Net Available Cash available therefor is less than $10 million (which lesser amount will be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities under this
Section 4.07. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue thereof.

SECTION 4.08 Limitation on Affiliate Transactions.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any Property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

     (1) the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

     (2) if such Affiliate Transaction involves an amount in excess of $5 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company who are disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

     (3) if such Affiliate Transaction involves an amount in excess of $20 million, the Board of Directors has also received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

     (b) The provisions of the Section 4.08(a) will not prohibit:

     (1) the sale to an Affiliate of the Company of Capital Stock of the Company that does not constitute Disqualified Stock, and the sale to an Affiliate of the Company of Indebtedness (including Disqualified Stock) of the Company in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction;

     (2) transactions contemplated by any employment agreement or other compensation plan or arrangement existing on the Issue Date or thereafter entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

     (3) the payment of reasonable fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Restricted Subsidiary;

     (4) indemnities of officers and directors of the Company or any Restricted Subsidiary consistent with such Person's charter, bylaws and applicable statutory provisions;

     (5) the payment of reasonable compensation to officers of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors;

     (6) Restricted Payments that are permitted by Section 4.05 [Limitation on Restricted Payments];

     (7) any transaction between or among the Company and a Restricted Subsidiary or joint venture or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; provided that no more than 10% of the total voting power of the Voting Stock of any such Restricted Subsidiary, joint venture or similar entity is owned by an Affiliate of the Company (other than a Restricted Subsidiary); and

     (8) transactions or obligations provided for under the Stockholder Agreement, dated as of November 17, 1999 and amended and restated as of March 17, 2003 by and among the Company and the stockholders parties thereto, as in effect on the Issue Date.

SECTION 4.09 Change of Control.

     (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

     If at the time a Change of Control occurs the terms of the Indebtedness under the Credit Agreement restrict or prohibit the repurchase of Securities pursuant to this Section 4.09, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below, but in any event within 30 days following any Change of Control, the Company shall:

     (1) repay in full the Indebtedness under the Credit Agreement; or

     (2) obtain the requisite consent under the agreements governing the Indebtedness under the Credit Agreement to permit the repurchase of the Securities as provided for in Section 4.09(b).

     (b) Within 30 days following a Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts regarding such Change of Control (including reasonably available information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

     (3) the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

     (4) the instructions determined by the Company, consistent with this
Section 4.09, that a Holder must follow in order to have its Securities purchased.

     (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

     (d) On the purchase date, all Securities purchased by the Company under this Section 4.09 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

     (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this
Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

     (f) The Company will not be required to make an offer to purchase Securities as a result of a Change of Control pursuant to this Section 4.09 if a third party (1) makes such offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.09(b) and (2) purchases all Securities validly tendered and not withdrawn under such an offer.

SECTION 4.10 Restricted and Unrestricted Subsidiaries.

     Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries will be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary, including a newly formed or newly acquired Subsidiary, or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if:

     (a) such Subsidiary does not at such time own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated:

     (b) such Subsidiary does not at such time have any Indebtedness or other obligations that, if in default, would permit any holder of any Indebtedness or other obligations of the Company or any Restricted Subsidiary to declare a default on such Indebtedness or obligations or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

     (c) (1) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary.

     (2) the Subsidiary to be so designated has total assets of $1,000 or less, or

     (3) if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary will be deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company's direct and indirect ownership interest in such Subsidiary, and such Restricted Payment would be permitted to be made at the time of such designation under Section 4.05 [Limitation on Restricted Payments].

Except as provided in the immediately preceding sentence, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors or a committee thereof under a certified resolution delivered to the Trustee and will be effective as of the date specified in the applicable certified resolution, which will not be prior to the date such certified resolution is delivered to the Trustee.

     The Company shall not, and shall not permit any Unrestricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis:

     (a) the Company could Incur at least $1.00 of additional Indebtedness under clause (a) of the first paragraph under Section 4.03 [Limitation on Indebtedness]; and

     (b) no Default or Event of Default would occur or be continuing.

SECTION 4.11 Limitation on Liens.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist or become effective any Lien securing Indebtedness, except for Permitted Liens, on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Securities or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, are secured equally and ratably with such Indebtedness.

SECTION 4.12 Compliance Certificate.

     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such fiscal year. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

SECTION 4.13 Further Instruments and Acts.

     Upon reasonable request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.14 Future Subsidiary Guarantors.

     The Company shall cause each Restricted Subsidiary that: (a) incurs Indebtedness or issues Preferred Stock following the Issue Date; or (b) has Indebtedness or Preferred Stock outstanding on the date on which such Restricted Subsidiary becomes a Restricted Subsidiary, to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to a Supplemental Indenture substantially in the form of Appendix B at the time such Restricted Subsidiary Incurs such Indebtedness, issues such Preferred Stock or becomes a Restricted Subsidiary; provided, however, that such Restricted Subsidiary will not be required to deliver a supplemental indenture providing for a Subsidiary Guarantee if the aggregate amount of such Indebtedness or Preferred Stock, together with all other Indebtedness and Preferred Stock then outstanding among Restricted Subsidiaries that are not Subsidiary Guarantors, does not exceed $10 million.

SECTION 4.15 Limitation on Line of Business.

     The Company shall not engage in any business other than the Oil and Gas Business; provided, however, that this restriction will not prevent the Company from acquiring an entity that is primarily engaged in the Oil and Gas Business if that entity does not have either (a) a Significant Subsidiary that is not in the Oil and Gas Business or (b) an amount of assets or operations not used in the Oil and Gas Business such that, if such assets or operations were held in or conducted through a single Subsidiary, they would represent a Significant Subsidiary of that entity.

SECTION 4.16 Covenant Suspension.

     (a) During any period that the Securities have a rating equal to or higher than BBB- by S&P and Baa3 by Moody's (each, an "Investment Grade Rating") and no Default has occurred and is continuing, the Company and the Restricted Subsidiaries will not be subject to Sections 4.03 [Limitation on Indebtedness],
4.05 [Limitation on Restricted Payments], 4.06 [Limitation on Restrictions on Distributions from Restricted Subsidiaries], 4.07 [Limitation on Sales of Assets and Subsidiary Stock], 4.08 [Limitation on Affiliate Transactions], 4.14 [Future Subsidiary Guarantors] and 5.01(c) (collectively, the "Suspended Covenants").

     (b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the operation of clause (a) of this Section 4.16, and subsequently one or both of S&P and Moody's downgrades the rating assigned to the Securities below their respective Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants (subject to subsequent suspension if the Securities again receive Investment Grade Ratings from both S&P and Moody's). With respect to Restricted Payments proposed to be made after the time of such a downgrade, the permissibility of proposed Restricted Payments will be calculated in accordance with the terms of
Section 4.05 [Limitation on Restricted Payments] as though such Section 4.05 had been in effect since the Issue Date.

                                   ARTICLE V
                                SUCCESSOR COMPANY

SECTION 5.01 When Company May Merge or Transfer Assets.

     The Company shall not consolidate with or merge with or into, or convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:

     (a) (1) the resulting, surviving or transferee Person (the "Successor Company") is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) the Successor Company (if not the Company) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

     (b) immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or such Subsidiary as a result of the transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (c) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

     (d) immediately after giving pro forma effect to such transaction, the Successor Company shall have Adjusted Consolidated Net Tangible Assets that are not less than the Adjusted Consolidated Net Tangible Assets of the Company immediately prior to such transaction;

     (e) in the case of a conveyance, transfer or lease of all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, such assets shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person; and

     (f) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clauses (c) and (d) shall not be applicable to any such transaction solely between the Company and any Restricted Subsidiary.

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.



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

SECTION 5.02 When Subsidiary Guarantors May Merge or Transfer Assets.

     The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

     (a) the resulting, surviving or transferee Person (if not such Subsidiary) is a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and, if such Person is not the Company, such Person shall expressly assume, by executing a Guarantee Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

     (b) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;

     (c) in the case of a conveyance, transfer or lease of all or substantially all the assets of a Subsidiary Guarantor, such assets shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person; and

     (d) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.

     The provisions of the preceding paragraph shall not apply to any one or more transactions that constitute an Asset Disposition if the Company has complied with the applicable provisions of Section 4.07 [Limitation on Sales of Assets and Subsidiary Stock].

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

     An "Event of Default" occurs if:

     (a) the Company defaults in the payment of interest on the Securities when due and such default continues for a period of 30 days;

     (b) the Company defaults in the payment of the principal of any Security when the same becomes due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

     (c) the Company fails to comply with Section 5.01 [When Company May Merge or Transfer Assets];



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

     (d) the Company fails to comply with Section 4.02, 4.03, 4.05, 4.06, 4.07 (other than a failure to purchase Securities when required under Section 4.07), 4.08, 4.09 (other than a failure to purchase Securities when required under Section 4.09), 4.11 or 4.14 and such failure continues for 30 days after the notice specified below;

     (e) the Company or any Subsidiary Guarantor fails to comply with any of its agreements contained in the Securities or in this Indenture (other than those referred to in clause (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

     (f) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary (other than Production Payments and Reserve Sales and Non-recourse Purchase Money Indebtedness) is not paid within any applicable grace period after final maturity or the maturity of such Indebtedness is accelerated by the holders thereof because of a default (and such acceleration is not rescinded or annulled) and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million;

     (g) the Company, a Subsidiary Guarantor or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

     (1) commences a voluntary case;

     (2) consents to the entry of an order for relief against it in an involuntary case;

     (3) consents to the appointment of a Custodian of it or for any substantial part of its property; or

     (4) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (1) is for relief against the Company, a Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

     (2) appoints a Custodian of the Company, a Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

     (3) orders the winding up or liquidation of the Company, a Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

     (i) any judgment or decree for the payment of money in an uninsured or unindemnified amount in excess of $5 million or its foreign currency equivalent at the time is rendered against the Company, a Subsidiary Guarantor or a Significant Subsidiary, remains



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

outstanding for a period of 60 days following the entry of such judgment or decree and such judgment or decree is not discharged, waived, bonded or the execution thereof stayed within 10 days after the notice from the Company to the Trustee specified below; or

     (j) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) for a period of five days after the notice specified below or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

     The foregoing will constitute "Events of Default" whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (d), (e) or (j) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any Event of Default under clause (c) or (f) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause
(d), (e) or (i), describing its status and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

SECTION 6.02 Acceleration.

     If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee may rescind any such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except



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

nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04 Waiver of Past Defaults.

     The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing or past Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security or (b) a Default in respect of a provision that under Section 9.02 [Amendments With Consent of Holders] cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 Control by Majority.

     The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 [Duties of Trustee], that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking or not taking any action hereunder, the Trustee shall have been offered by the Securityholders reasonable indemnification or security against all losses, liabilities or expenses caused by taking or not taking such action.

SECTION 6.06 Limitation on Suits.

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

     (b) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;



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

     (c) such Holder or Holders furnish, if required by the Trustee, to the Trustee reasonable security or indemnity against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of the required security or indemnity; and

     (e) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request within such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07 Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07 [Compensation and Indemnity].

SECTION 6.09 Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor or their respective creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07 [Compensation and Indemnity].



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

SECTION 6.10 Priorities.

     If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

     FIRST: to the Trustee for amounts due under Section 7.07 [Compensation and Indemnity];

     SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 [Rights of Holders to Receive Payment] or a suit by Holders of more than an aggregate of 10% in principal amount of the Securities.

SECTION 6.12 Waiver of Stay or Extension Laws.

     The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII
                                     TRUSTEE

SECTION 7.01 Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and



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

skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default:

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; the permissive rights of the Trustee enumerated in this Indenture shall not be construed as duties; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (1) this paragraph does not limit the effect of paragraph (b) of this
Section 7.01;

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 [Control by Majority].

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to advance, expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. The Trustee, however, may so advance or expend its own funds if, in its own reasonable judgment, the Trustee believes that repayment of such funds or adequate indemnity against such risk or liability has been reasonably assured to it.



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

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

     (i) Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review the reports and information documents required to be provided by Section 4.02 [SEC Reports] for the purposes of determining compliance with any provisions of this Indenture.

     SECTION 7.02 Rights of Trustee.

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities or by any Holder of the Securities.

SECTION 7.03 Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 [Eligibility; Disqualification] and 7.11 [Preferential Collection of Claims against Company].



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

SECTION 7.04 Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05 Notice of Defaults.

     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a Committee of its trust officers determines that withholding notice is not opposed to the interests of Securityholders. The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default, except failure of the obligor to cause to be made any of the payments to the Trustee required to be made, unless the Trustee shall be specifically notified by a writing of such default by the Company or by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes delivered to the Corporate Trust Office of the Trustee and, in the absence of such notice so delivered the Trustee may conclusively assume no Default exists.

SECTION 7.06 Reports by Trustee to Holders.

     Within 60 days after May 15 of each year, beginning with May 15, 2004, the Trustee shall mail to each Securityholder a brief report dated as of May 15 of such year, that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07 Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services, including extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) arising out of its acceptance of this trust or incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including under this Section 7.07). The Trustee shall notify the Company promptly of any claim (whether asserted by any Securityholder or the

Company) for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

     The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in
Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08 Replacement of Trustee.

     The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount outstanding of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. A holder may petition a court of competent jurisdiction to remove the Trustee in the manner and under the circumstances contemplated by TIA Section 310(b)(iii). The Company shall remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 [Eligibility; Disqualification];

     (b) the Trustee is adjudged bankrupt or insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount outstanding of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section
7.07 [Compensation and Indemnity].

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 [Eligibility; Disqualification], any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 [Compensation and Indemnity] shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification.

     The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11 Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.



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                                  ARTICLE VIII
                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Discharge of Liability on Securities; Defeasance.

     (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 [Replacement Securities]) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07 [Replacement Securities]), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12 and 4.14 and the operation of Sections
6.01(f), 6.01(g) (but only with respect to Subsidiary Guarantors and Significant Subsidiaries), 6.01(h) (but only with respect to Subsidiary Guarantors and Significant Subsidiaries), 6.01(i) and 6.01(j) and its obligations under Sections 5.01(c) and (d) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g) (but only with respect to Subsidiary Guarantors and Significant Subsidiaries), 6.01(h) (but only with respect to Subsidiary Guarantors and Significant Subsidiaries), 6.01(i) (but only with respect to Subsidiary Guarantors and Significant Subsidiaries) or 6.01(j) or because of the failure of the Company to comply with Section 5.01(c) or (d). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations with respect to its Subsidiary Guarantee.

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.07, 7.07, 7.08 and this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02 Conditions to Defeasance.

     The Company may exercise its legal defeasance option or its covenant defeasance option only if:

     (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

     (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal of and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

     (c) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

     (d) the deposit does not constitute a default under any other agreement binding on the Company;

     (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

     (f) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

     (g) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

SECTION 8.03 Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article X.

SECTION 8.04 Repayment to Company.

     The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or securities held by them at any time which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required for the Company to exercise its legal defeasance option or its covenant defeasance option pursuant to this Article VIII.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05 Indemnity for Government Obligations.

     The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 9.01 Without Consent of Holders.

     The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

     (a) to cure any ambiguity, omission, defect or inconsistency;

     (b) to comply with Article V;

     (c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

     (d) to add guarantees with respect to the Securities (including any Subsidiary Guarantee) or to secure the Securities;

     (e) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

     (f) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

     (g) to make any change that does not adversely affect the rights of any Securityholder.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02 With Consent of Holders.

     The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Without the consent of each Securityholder affected, however, an amendment may not:

     (a) reduce the amount of Securities whose Holders must consent to an amendment;

     (b) reduce the rate of or extend the time for payment of interest on any Security;

     (c) reduce the principal of or extend the Stated Maturity of any Security;

     (d) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III hereof and paragraph 5 of the Securities;

     (e) make any Security payable in money other than that stated in the Security;

     (f) make any change in Section 6.04 [Waiver of Past Defaults] or 6.07 [Rights of Holders to Receive Payment] or the second sentence of this Section 9.02;

     (g) make any change in the ranking or priority of any Security that would adversely affect the Securityholders; or

     (h) make any change in any Subsidiary Guarantee that would adversely affect the Securityholders.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03 Compliance with Trust Indenture Act.

     Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04 Revocation and Effect of Consents and Waivers.

     A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05 Notation on or Exchange of Securities.

     If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06 Trustee To Sign Amendments.

     The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01 [Duties of Trustee]) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE X
                              SUBSIDIARY GUARANTEES

SECTION 10.01 Subsidiary Guarantees.

     Each Subsidiary Guarantor, jointly and severally, as primary obligor and not merely as surety, hereby irrevocably, fully and unconditionally Guarantees on a senior unsecured basis to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities (all the foregoing obligations hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor shall remain bound under this
Article X notwithstanding any extension or renewal of any such Guaranteed Obligation.

     Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any
security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as provided in Section 10.06 [Release of Subsidiary Guarantor], any change in the ownership of such Subsidiary Guarantor.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

     Except as expressly set forth in Sections 8.01(b), 10.02 [Limitation on Liability] and 10.06 [Release of Subsidiary Guarantor], the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right that any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (a) the unpaid principal amount of such Guaranteed Obligations, (b) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (c) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

     Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in
Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations Guaranteed hereby, and (b) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

     Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02 Limitation on Liability.

     Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03 Successors and Assigns.

     This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04 No Waiver.

     Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.05 Modification.

     No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06 Release of Subsidiary Guarantor.

     This Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect upon the sale or other disposition (including by way of consolidation or merger) of all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor, in each case other than to the Company or a Subsidiary of the Company; provided, however, that such sale or transfer is permitted by, and the proceeds from any such disposition are applied in accordance with, Section 4.07 [Limitation on Sales of Assets and Subsidiary Stock] . In addition, if the Board of Directors designates a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, then such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

SECTION 10.07 Contribution among Subsidiaries.

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors, determined in accordance with GAAP, at the time of such payment.

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.01 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02 Notices.

     Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company or any Subsidiary Guarantor:

                  Energy Partners, Ltd.
                  201 St. Charles Avenue
                  Suite 3400
                  New Orleans, Louisiana 70170
                  Attention:  Corporate Secretary

                  if to the Trustee:

                  Wells Fargo Bank, N.A.
                  505 Main Street, Suite 301
                  Fort Worth, Texas 76102
                  Attention:  Corporate Trust Services

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03 Communication by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05 Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless any such Officer knows or in the exercise of reasonable care should have known that such Opinion of Counsel is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in possession of the Company, upon an Officers' Certificate, unless such counsel knows or in the exercise of reasonable care should have known that such Officers' Certificate is erroneous.

SECTION 11.06 When Securities Disregarded.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07 Rules by Trustee, Paying Agent and Registrar.

     The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08 Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the State of Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue with respect to such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09 Governing Law.

     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 11.10 No Recourse Against Others.

     No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.11 Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12 Multiple Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13 Table of Contents; Headings.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14 Severability.

     If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                  ENERGY PARTNERS, LTD.



                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                  SUBSIDIARY GUARANTORS:

                                  EPL PIPELINE, L.L.C.,
                                  a Delaware Limited Liability Company



                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                  NIGHTHAWK, L.L.C.,
                                  a Louisiana Limited Liability Company



                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                  EPL OF LOUISIANA, L.L.C.,
                                  a Louisiana Limited Liability Company



                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                  DELAWARE EPL OF TEXAS, LLC,
                                  a Delaware Limited Liability Company



                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                  EPL PIONEER HOUSTON, INC.,
                                  a Texas Corporation



                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                  Trustee:

                                  WELLS FARGO BANK, N.A., as Trustee



                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                                                      Appendix A

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                EXCHANGE SECURITIES, PRIVATE EXCHANGE SECURITIES
                              AND OTHER SECURITIES

     1. Definitions

     1.1 Definitions. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

     "Definitive Security" means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(e).

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the date on which such Securities are issued.

     "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

     "Exchange Securities" means (1) the 8 3/4% Senior Notes Due 2010 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

     "Initial Purchasers" means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse First Boston LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Dominion Securities Corporation, and Wells Fargo Securities, LLC and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

     "Initial Securities" means (1) $150,000,000 aggregate principal amount of 8 3/4% Senior Notes Due 2010 issued under this Indenture on the Issue Date and (2) Additional



                                  Appendix A-1

                                                                      Appendix A


Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

     "Private Exchange" means the offer by the Company, pursuant to a Registration Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

     "Private Exchange Securities" means any 8 3/4% Senior Notes Due 2010 issued in connection with a Private Exchange.

     "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated July 29, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

     "Registration Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated August 5, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

     "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

     "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

     "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Agreement.

     "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(e) hereto.



                                  Appendix A-2

                                                                      Appendix A

     1.2 Other Definitions.

                                                                      Defined
                                                                         in
      Term                                                            Section

      "Agent Members".........................................         2.1(b)
      "Global Security".......................................         2.1(a)
      "Institutional Accredited Investors.....................         2.1(a)
      "Other Global Security..................................         2.1(a)
      "Other Security"........................................         2.1(a)
      "Permanent Regulation S Global Security"................         2.1(a)
      "Regulation S"..........................................         2.1(a)
      "Rule 144A".............................................         2.1(a)
      "Rule 144A Global Security".............................         2.1(a)
      "Temporary Regulation S Global Security"................         2.1(a)

     2. The Securities

     2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Securities will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and institutional "accredited investors" within the meaning of Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the Securities Act ("Institutional Accredited Investors") in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S (as so transferred to Institutional Accredited Investors, "Other Securities"), subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more temporary global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the "Permanent Regulation S Global Security"), or any other Security without a legend containing restrictions on transfer of such Security prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Other Securities will initially be represented by one or more global securities in registered form without interest coupons (collectively, the "Other Global Securities"). The Other Global Securities (and any securities issued in exchange



                                  Appendix A-3

                                                                      Appendix A

therefor), including beneficial interests in the Other Global Securities, will be subject to certain restrictions on transfer set forth herein and will bear the global securities legend and the restrictive securities legend set forth in
Exhibit 1 hereto. The Rule 144A Global Security, the Temporary Regulation S Global Security, the Permanent Regulation S Global Security and the Other Global Security are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

     (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     (c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $150,000,000 8 3/4% Senior Notes Due 2010, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to
Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Agreement, for a like principal amount of Initial Securities, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. In the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, such order shall certify that such issuance is in compliance with Section 4.03 of the Indenture.



                                  Appendix A-4

                                                                      Appendix A

     2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

          (x) to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
     Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

               (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

               (C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security or, in the case of Other Securities, in the form set forth in Appendix C to the Indenture) and
          (ii) in the case of a transfer pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), an opinion of counsel as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

     (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, Permanent Regulation S Global Security or Other Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) certification (A) in the form set forth on the reverse of the Security, that such Definitive Security is either (1) being transferred to a QIB in accordance with Rule



                                  Appendix A-5

                                                                      Appendix A


     144A or (2) is being transferred after expiration of the "distribution compliance period" of Regulation S by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such security in the form of a beneficial interest in the Permanent Regulation S Security, or (B) in the form set forth in Appendix C to the Indenture, that such Definitive Security is being transferred to an Institutional Accredited Investor pursuant to an exemption from registration under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)(1)), Permanent Regulation S Security (in the case of a transfer pursuant to clause (b)(i)(A)(2)), or Other Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, Permanent Regulation S Security or Other Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, Permanent Regulation S Security or Other Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, Permanent Regulation S Security or Other Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, Permanent Regulation S Securities or Other Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Security, Permanent Regulation S Security or Other Global Security, as applicable, in the appropriate principal amount.

     (c) Transfer and Exchange of Global Securities.

          (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.



                                  Appendix A-6

                                                                      Appendix A


          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in the United States to an Institutional Accredited Investor that is acquiring the securities for its own account or for the account of another Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act and that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a certificate containing certain representations and agreements relating to restrictions on transfer of the securities (the form of which certificate can be found in Appendix C to the Indenture), (iv) in an offshore transaction in accordance with Regulation S, (v) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

     (e) Legend.

          (i) Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all



                                  Appendix A-7

                                                                      Appendix A


     Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

               THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) IN THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A CERTIFICATE IN THE FORM PRESCRIBED BY THE INDENTURE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THIS NOTE, (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.



                                  Appendix A-8

                                                                      Appendix A


Each Definitive Security will also bear the following additional legend:

          IN ADDITION WITH RESPECT TO ANY TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (A)(VI) ABOVE), THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AND, IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (A)(IV) ABOVE, A LEGAL OPINION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

               (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Securities or such Private Exchange Securities will cease to apply, the requirements that Initial Securities or Private Exchange Securities issued to certain Holders be issued in global form will cease to apply to such Initial Securities or Private Exchange Securities, and certificated Initial Securities or Private Exchange Securities or Initial Securities or Private Exchange Securities in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Securities or Private Exchange Securities or directions to transfer such Holder's interest in the Global Security, as applicable.

               (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

2               (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the restricted securities legend set forth in Exhibit 1 hereto



                                  Appendix A-9

                                                                      Appendix A


     will be available to Holders that exchange such Initial Securities in such Private Exchange.

     (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     (g) Obligations with Respect to Transfers and Exchanges of Securities.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.09 and 9.05 of the Indenture).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     (h) No Obligation of the Trustee.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other



                                 Appendix A-10

                                                                      Appendix A

     Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 Definitive Securities.

     (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository (a) notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository within 90 day of such notice or (b) ceases to be a "clearing agency" registered under the Exchange Act, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture, or (iii) an Event of Default has occurred and is continuing.

     (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its corporate trust office in the Borough of Manhattan, The City of New York, or in Minneapolis, Minnesota, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as



                                 Appendix A-11

                                                                      Appendix A


otherwise provided by Section 2.3(e), bear the restricted securities legend set forth in Exhibit 1 hereto.

     (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (d) In the event of the occurrence of either of the events specified in
Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.




                                 Appendix A-12

                                                         Exhibit 1 to Appendix A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) IN THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL



                                  Exhibit 1-1

                                                         Exhibit 1 to Appendix A


ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A CERTIFICATE IN THE FORM PRESCRIBED BY THE INDENTURE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THIS NOTE, (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                 [Temporary Regulation S Global Security Legend]

     [BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR SYSTEM OR CLEARSTREAM AND ONLY (I) TO THE COMPANY, (II) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OTHER THAN IN CANADA, OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PURSUANT TO A PROSPECTUS QUALIFYING THE NOTES FOR SALE UNDER THE SECURITIES LAW IN ANY PROVINCE OR TERRITORY OF CANADA IN WHICH THE PURCHASER RESIDES OR AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF SUCH LAWS, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) IN THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF IN VIOLATION OF THE



                                  Exhibit 1-2

                                                         Exhibit 1 to Appendix A


SECURITIES ACT AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A CERTIFICATE IN THE FORM PRESCRIBED BY THE INDENTURE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THIS NOTE OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.]

                         [Definitive Securities Legend]

     [IF CERTIFICATED: IN ADDITION WITH RESPECT TO ANY TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE A(VI) ABOVE), THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AN, IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (A)(IV) ABOVE, A LEGAL OPINION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.]

                                  [OID Legend]

     FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF
SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $[ ] AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[ ], IN EACH CASE PER $1000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS [ ]. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS [ ]%.




                                  Exhibit 1-3

                                                         Exhibit 1 to Appendix A



                                                 CUSIP No. ______________

                                                  ISIN No. ______________


                                                         $ ______________

No. ____________

                          8 3/4% Senior Notes Due 2010

     ENERGY PARTNERS, LTD., a Delaware corporation, for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [ ] Dollars or such greater or lesser amount as indicated on the Schedule of Increases or Decreases in Global Security hereto, on August 1, 2010.

                  Interest Payment Dates:   February 1 and August 1.

                  Record Dates:             January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.



Dated:

                               ENERGY PARTNERS, LTD.



                               By:
                                   --------------------------------
                                   Name:
                                   Title



                               By:
                                   ------------------------------
                                   Name:
                                   Title




                                  Exhibit 1-4

                                                         Exhibit 1 to Appendix A


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, N.A., as Trustee,
     certifies that this is one of the Securities referred to in the Indenture.


By:
     ------------------------------------
     Authorized Signatory




                                  Exhibit 1-5

                                                         Exhibit 1 to Appendix A





                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                          8 3/4% Senior Notes Due 2010

1. Interest

     Energy Partners, Ltd., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on February 1 and August 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 5, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3. Paying Agent and Registrar

     Initially, Wells Fargo Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.



                                  Exhibit 1-6

                                                         Exhibit 1 to Appendix A


4. Indenture

     The Company issued the Securities under an Indenture dated as of August 5, 2003 among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are general unsecured, senior obligations of the Company. The Company may, subject to Article 4 of the Indenture, issue additional Securities under the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and certain of its Subsidiaries, the purchase or redemption of Capital Stock of the Company and of certain Capital Stock of such Subsidiaries, the sale or transfer of assets and Subsidiary stock, the creation of Liens and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries. The Indenture also restricts the ability of the Company and the Subsidiary Guarantors to consolidate or merge with or into, or to transfer all or substantially all their assets to, another Person.

     The Indenture also provides that the Subsidiary Guarantors will Guarantee the Securities pursuant to the Subsidiary Guarantees. The Subsidiary Guarantees will secure the due and punctual payment of the principal of and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise. The Subsidiary Guarantees will unconditionally guarantee the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption

     The Securities will not be redeemable at the option of the Company prior to August 1, 2007. On and after August 1, 2007, the Securities shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 1 of the years set forth below:

                 Period                             Percentage
                 2007..........................     104.375%
                 2008..........................     102.188%


                                  Exhibit 1-7

                                                         Exhibit 1 to Appendix A


                 2009 and thereafter...........     100.000%

     Prior to August 1, 2006, the Company may at its option on one or more occasions redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided that

          (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

          (2) each such redemption occurs within 90 days after the date of consummation of the related Equity Offering.

     In the case of any partial redemption, the Trustee will select the Securities for redemption on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, although no Security of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereto will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

6. Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Put Provisions

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be purchased plus accrued interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.



                                  Exhibit 1-8

                                                         Exhibit 1 to Appendix A


8. Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9. Persons Deemed Owners

     The registered Holder of this Security shall be treated as the owner of it for all purposes.

10. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. Discharge and Defeasance

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture, including the Subsidiary Guarantees, if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding and (ii) any default or noncompliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), or to add guarantees (including Subsidiary Guarantees) with respect to the Securities, or to secure the Securities, or to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred on the Company or any Subsidiary Guarantor, or to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act.



                                  Exhibit 1-9

                                                         Exhibit 1 to Appendix A


13. Defaults and Remedies

     Under the Indenture, Events of Default include

          (i) default for 30 days in the payment of interest on the Securities when due and such default continues for a period of 30 days;

          (ii) default in payment of principal on the Securities at Stated Maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required purchase, upon declaration of acceleration or otherwise;

          (iii) failure by the Company to comply with its obligations under certain covenants;

          (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time;

          (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, a Subsidiary Guarantor or a Significant Subsidiary (other than Production Payments and Reserve Sales and Non-recourse Purchase Money Indebtedness) if the amount accelerated (or so unpaid) exceeds $5 million;

          (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary;

          (vii) any judgment or decree for the payment of money in excess of $5 million is rendered against the Company, any Subsidiary Guarantor or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed within 10 days after notice; or

          (viii) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) if such default continues for a period of 5 days after notice thereof to the Company or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default. A default under clauses (iii), (iv) or (viii) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notifies the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities



                                  Exhibit 1-10

                                                         Exhibit 1 to Appendix A


unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14. Trustee Dealings with the Company

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others

     No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor or the Trustee shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17. Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18. CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



                                  Exhibit 1-11

                                                         Exhibit 1 to Appendix A


19. Holders' Compliance with Registration Rights Agreement.

     Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20. Governing Law.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

                  Energy Partners, Ltd.
                  201 St. Charles Avenue
                  Suite 3400
                  New Orleans, Louisiana  70170
                  Attention of Corporate Secretary






                                  Exhibit 1-12

                                                         Exhibit 1 to Appendix A



                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date: ___________________            Your Signature:____________________________

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  [ ] to the Company; or

     (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

     (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act;

     (4) [ ] in the United States to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the securities for its own account or for the account of another institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act and that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the trustee a certificate containing certain



                                  Exhibit 1-13

                                                         Exhibit 1 to Appendix A

          representations and agreements relating to restrictions on transfer of the securities (the form of which certificate can be found in Appendix C to the Indenture);

     (5) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

     (6) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

     If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that:

          (i) the offer of the Securities was not made to a person in the United States;

          (ii) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

          (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (v) we have advised the transferee of the transfer restrictions applicable to the Securities; and

          (vi) if the circumstances set forth in Rule 904(b) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S only in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.




                                  Exhibit 1-14

                                                         Exhibit 1 to Appendix A



     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                Signature:______________________________________



Signature Guarantee:

___________________________________       ______________________________________
Signature must be guaranteed              Signature

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                  Exhibit 1-15

                                                         Exhibit 1 to Appendix A



                  TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________________________   ___________________________________________
                                     NOTICE:  To be executed by an executive
                                              officer




                                  Exhibit 1-16

                                                         Exhibit 1 to Appendix A



                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global Security have been made:


                                                                     Principal amount of      Signature of
                   Amount of decrease in    Amount of increase in    this Global Security     authorized signatory
                   Principal Amount of      Principal Amount of      following such           of Trustee or
Date of Exchange   this Global Security     this Global Security     decrease or increase     Securities Custodian
----------------   --------------------     --------------------     --------------------     --------------------





                                  Exhibit 1-17

                                                         Exhibit 1 to Appendix A





                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, check the box:

                                       [ ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount in principal amount:

$



Date:___________________    Your Signature:_____________________________________
                                           (Sign exactly as your name appears
                                           on the other side of this Security.)

Signature Guarantee:____________________________________________________________
                         (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                  Exhibit 1-18

                                                         Exhibit 1 to Appendix A





                       [FORM OF FACE OF EXCHANGE SECURITY

                          OR PRIVATE EXCHANGE SECURITY]

                                  [OID Legend]

FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $[ ] AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[ ], IN EACH CASE PER $1000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS [ ]. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS [ ]%.(1)(2)






----------

1 If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY."

2 If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit I to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.




                                  Exhibit 1-19

                                                         Exhibit 1 to Appendix A


                                         CUSIP No. ______________

                                          ISIN No. ______________

                                                  $______________

No. ____________

                          8 3/4% Senior Notes Due 2010

     ENERGY PARTNERS, LTD., a Delaware corporation, for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [ ] Dollars or such greater or lesser amount as indicated on the Schedule of Increases or Decreases in Global Security hereto, on August 1, 2010.

                  Interest Payment Dates:   February 1 and August 1.

                  Record Dates:             January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.



Dated:  [            ]

                                ENERGY PARTNERS, LTD.



                                By:
                                    -------------------------------------
                                    Name:
                                    Title



                                By:
                                    -------------------------------------
                                    Name:
                                    Title




                                  Exhibit 1-20

                                                         Exhibit 1 to Appendix A


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, N.A., as Trustee,
     certifies that this is one of the Securities referred to in the Indenture.


By:
     ------------------------------------------
     Authorized Signatory






                                  Exhibit 1-21

                                                         Exhibit 1 to Appendix A




                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY
                          OR PRIVATE EXCHANGE SECURITY]

                          8 3/4% Senior Notes Due 2010

1. Interest

     Energy Partners, Ltd., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.](3) The Company will pay interest semiannually on February 1 and August 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 5, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

----------

3 Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.


                                  Exhibit 1-22

                                                         Exhibit 1 to Appendix A


3. Paying Agent and Registrar.

     Initially, Wells Fargo Bank, N.A. (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture.

     The Company issued the Securities under an Indenture dated as of August 5, 2003 among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are general unsecured, senior subordinated obligations of the Company. The Company may, subject to Article 4 of the Indenture, issue additional Securities under the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and certain of its Subsidiaries, the purchase or redemption of Capital Stock of the Company and of certain Capital Stock of such Subsidiaries, the sale or transfer of assets and Subsidiary stock, the creation of Liens and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries. The Indenture also restricts the ability of the Company and the Subsidiary Guarantors to consolidate or merge with or into, or to transfer all or substantially all their assets to, another Person.

     The Indenture also provides that the Subsidiary Guarantors will Guarantee the Securities pursuant to the Subsidiary Guarantees. The Subsidiary Guarantees will secure the due and punctual payment of the principal of and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise. The Subsidiary Guarantees will unconditionally guarantee the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption.

     The Securities will not be redeemable at the option of the Company prior to August 1, 2007. On and after August 1, 2007, the Securities shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record



                                  Exhibit 1-23

                                                         Exhibit 1 to Appendix A


date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 1 of the years set forth below:

                            Period                             Percentage
                            ------                             ----------

                            2007..........................     104.375%
                            2008..........................     102.188
                            2009 and thereafter...........     100.00

     Prior to August 1, 2006, the Company may at its option on one or more occasions redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided that

          (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

          (2) each such redemption occurs within 90 days after the date of consummation of the related Equity Offering.

     In the case of any partial redemption, the Trustee will select the Securities for redemption on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, although no Security of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereto will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

6. Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.



                                  Exhibit 1-24

                                                         Exhibit 1 to Appendix A

7. Put Provisions.

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be purchased plus accrued interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9. Persons Deemed Owners.

     The registered Holder of this Security shall be treated as the owner of it for all purposes.

10. Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. Discharge and Defeasance.

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture, including the Subsidiary Guarantees, if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12. Amendment, Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding and (ii) any default or noncompliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity,



                                  Exhibit 1-25

                                                         Exhibit 1 to Appendix A

omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), or to make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or its Representative) of the Company or any Subsidiary Guarantor, or to add guarantees (including Subsidiary Guarantees) with respect to the Securities, or to secure the Securities, or to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred on the Company or any Subsidiary Guarantor, or to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act. No amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or of any Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

13. Defaults and Remedies.

     Under the Indenture, Events of Default include

          (i) default for 30 days in the payment of interest on the Securities when due and such default continues for a period of 30 days;

          (ii) default in payment of principal on the Securities at Stated Maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required purchase, upon declaration of acceleration or otherwise;

          (iii) failure by the Company to comply with its obligations under certain covenants;

          (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time;

          (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or a Significant Subsidiary (other than Production Payments and Reserve Sales and Non-recourse Purchase Money Indebtedness) if the amount accelerated (or so unpaid) exceeds $5 million;

          (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary;

          (vii) any judgment or decree for the payment of money in excess of $5 million is rendered against the Company, any Subsidiary Guarantor or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed within 10 days after notice; or



                                  Exhibit 1-26

                                                         Exhibit 1 to Appendix A

          (viii) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) if such default continues for a period of 5 days after notice thereof to the Company or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default. A default under clauses (iii), (iv) or (viii) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notifies the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14. Trustee Dealings with the Company.

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others.

     No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor or the Trustee shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication.

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.



                                  Exhibit 1-27

                                                         Exhibit 1 to Appendix A

17. Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18. CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Holders' Compliance with Registration Rights Agreement.

     Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.(4)

20. Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

                  Energy Partners, Ltd.
                  201 St. Charles Avenue
                  Suite 3400
                  New Orleans, Louisiana  70170
                  Attention of Corporate Secretary



----------

4 Delete if this Security is not being issued in exchange for an Initial
Security.



                                  Exhibit 1-28

                                                         Exhibit 1 to Appendix A



                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date: ___________________          Your Signature:______________________________



-----------------                  ---------------------------------------

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.




                                  Exhibit 1-29

                                                         Exhibit 1 to Appendix A





                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, check the box:

                                       [ ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount in principal amount: $

Date: ______________________   Your Signature:_______________________________
                                           (Sign exactly as your name appears
                                           on the other side of this Security.)



Signature Guarantee:____________________________________________________________
                           (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                  Exhibit 1-30

                                                                      Appendix B

                         FORM OF SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of , 20 , among [SUBSIDIARY GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of Energy Partners, Ltd. (or its successor) (the "Company"), ENERGY PARTNERS, LTD., a Delaware corporation, on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and Wells Fargo Bank, N.A., as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH:

     WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of August 5, 2003, providing for the issuance of 8 3/4% Senior Notes Due 2010 (the "Securities");

     WHEREAS Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Definitions.

     (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     (b) For all purposes of this Supplement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

     2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Securities on the term and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and



                                  Appendix B-1

                                                                      Appendix B


all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.




                                  Appendix B-2

                                                                    Appendix B-3


     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                              [NEW SUBSIDIARY GUARANTOR]



                              By:
                                  ------------------------------------
                                  Name:
                                  Title:


                              ENERGY PARTNERS, LTD., on behalf
                              of itself and the Existing Subsidiary
                              Guarantors


                              By:
                                  ------------------------------------
                                  Name:
                                  Title:


                              WELLS FARGO BANK, N.A.,
                              as Trustee



                              By:
                                  ------------------------------------
                                  Name:
                                  Title:



                                  Appendix B-3

                                                                      APPENDIX C

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Energy Partners, Ltd.
201 St. Charles Avenue, Suite 3400
New Orleans, LA  70170

Wells Fargo Bank, N.A.
505 Main Street, Suite 301
Fort Worth, Texas  76201
Attention: Corporate Trust Services

         Re:  8 3/4% Senior Notes due 2010

Reference is hereby made to the Indenture, dated as of August 5, 2003 (the "Indenture"), among Energy Partners, Ltd., as issuer (the "Company"), the Guarantors named on the signature pages thereto and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture and the Company's Confidential Offering Circular dated as of July 29, 2003.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) / / a beneficial interest in a Global Note, or

(b) / / a Certificated Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered, resold, pledged or otherwise transferred in the absence of such registration or an applicable exemption therefrom.

3. We understand that for the benefit of the Company that the Notes may be offered, sold, or otherwise transferred only (i) to the Company, (ii) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (iii) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the


                                  Appendix C-1

Securities Act provided by Rule 144 (if available), (v) in the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that is acquiring the Notes for its own account or for the account of another institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act and that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the trustee an executed certificate substantially in the form of this certificate or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) in accordance with any applicable securities laws of any state of the United States.

4. We understand that we will notify any purchaser of the Notes of the resale restrictions referred to in (3) above.

5. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certificates, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

7. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                     ___________________________________________
                                     [Insert Name of Accredited Investor]


                                     By:
                                          ------------------------------------
                                          Name:
                                          Title:

Dated:  _______________________






                                  Appendix C-2